Exhibit 10.13

PERFUMANIA

HOLDINGS INC.

December 23, 2011

Parlux Fragrances, Inc.

5900 N. Andrews Avenue

Suite 500

Fort Lauderdale, FL 33309

Artistic Brands Development, LLC

1850 N.W. 84th Avenue, Suite 100

Miami, Florida 33126

Rene Garcia

1850 N.W. 84th Avenue, Suite 100

Miami, Florida 33126

RE:	Agreement and Plan of Merger (the “Merger Agreement”), dated the date hereof, by and among Perfumania Holdings, Inc. (“Parent”), PFI Merger Corp., a wholly-owned subsidiary of Parent (“Merger Sub”) and Parlux Fragrances, Inc. (the “Company”)

Ladies and Gentlemen:

Reference is made to the Merger Agreement. Capitalized terms used herein without definition shall have the meaning given to them in the Merger Agreement.

As of the Effective Time, the Company will merge with and into Merger Sub and each of the Company Shareholders shall receive the Merger Consideration set forth in the Merger Agreement. In connection with the Merger, it is hereby acknowledged that, concurrently with the execution of the Merger Agreement (i) the Company, Rene Garcia and Artistic Brands Development, LLC (f/k/a Iconic Fragrances, LLC) (“Licensor”) are executing an amendment (the “Letter Amendment”) to the Letter Agreement dated April 3, 2009 (as amended, the “Letter Agreement”) by and between the Company, Rene Garcia and Licensor to provide among other matters that the Merger and the Second Merger shall not be deemed a “Fundamental Transaction” as defined in and for purposes of the Letter Agreement and (ii) the Company and the holders of outstanding Licensor Warrants exercisable for a majority of the shares Company Common Stock issuable under such Licensor Warrants are executing an amendment to all of the outstanding Licensor Warrants (the “Licensor Warrant Amendment”) to govern treatment of the Licensor Warrants in connection with the Merger and the Transactions.

Licensor and Parent have agreed, pursuant to a letter agreement dated as of December 23, 2011 among Licensor, Parent and S. Carter Enterprises, LLC, to enter into a Sublicense dated as of the Effective Time, in the forms attached hereto as Exhibit B and Exhibit C, respectively, and Licensor and S. Carter Enterprises, LLC have agreed pursuant to such letter agreement to enter into a License Agreement as of the Effective Time, in the form attached hereto as Exhibit D (the “Carter License and Sublicense”).

It is acknowledged and agreed that this agreement shall terminate and be null and void ab initio if (a) the Merger is not consummated in accordance with the terms of the Merger Agreement (x) as in effect on the date hereof or (y) as amended following the date hereof; provided that such amendments shall not (i) adversely affect any of the principal rights and benefits of Licensor or Rene Garcia intended hereby, (ii) affect the Merger Consideration or the Exchange Ratio (each as defined in the Merger Agreement), (iii) affect any holder of a Licensor Warrant (as defined in the Merger Agreement) adversely and disproportionately to any other holder of a Licensor Warrant without the former holder’s written consent, or (iv) adversely affect any of the other rights and benefits afforded Licensor or Rene Garcia hereunder other than in an immaterial and de minimis respect, or (b) the transactions contemplated by the Letter Amendment and the Licensor Warrant Amendment are not consummated.

Parent, the Company, Licensor and Rene Garcia hereby agree as follows:

1. Except as set forth in paragraph 2 below, Licensor and Rene Garcia shall, and each shall cause each of their Affiliates to, use commercially reasonable efforts to cause each of their Representatives to (a) not solicit or take other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Artistic Brands Proposal, as defined below, (b) not participate in any way in any discussions or negotiations relating thereto or in furtherance thereof or accept any Artistic Brands Proposal, except to notify such person as to the existence of the provisions of this agreement, and (c) not enter into any letter of intent, agreement or agreement in principle with respect to an Artistic Brands Proposal.

2. The Company may receive one or more Acquisition Proposals in the manner and at the times specified in Section 5.3 of the Merger Agreement. If, in accordance with the requirements of Section 5.3 of the Merger Agreement, the Company and the Independent Committee determine to engage in discussions or negotiations with the third Person that submits the Acquisition Proposal (the “Third Person”), then the Company shall promptly notify Parent (in accordance with the requirement of the Merger Agreement), Licensor and Rene Garcia in writing of such determination (a “Notice”), and following receipt thereof by Licensor and Rene Garcia, Licensor and Rene Garcia shall be permitted to (a) enter into, participate in and/or engage in discussions or negotiations as to the proposed treatment of the Licensor Warrants and the Letter Agreement and a license and/or sublicense as to the same subject matter as the Carter License and Sublicense in connection with such Acquisition Proposal with the Third Person upon such terms and conditions that such parties may agree (any such proposed treatment being referred to as an “Artistic Brands Proposal”), and (b) upon or following the execution by the Company of an Alternative Acquisition Agreement as to a Superior Proposal in accordance with the Merger Agreement, enter into agreements with respect to a related Artistic Brands Proposal. The Company shall promptly notify Licensor and Rene Garcia if it terminates or ceases negotiations or discussions with respect to an Acquisition Proposal, and Licensor and Rene Garcia shall promptly thereafter terminate discussions or negotiations as to the related Artistic Brands Proposal; provided, however, if a subsequent Acquisition Proposal is received by the Company, the foregoing provisions of this Section 2 shall once again apply.

3. Licensor and Rene Garcia shall have the same obligations with respect to an Artistic Brands Proposal as the Company has with respect to a Superior Proposal pursuant to Section 5.3(e)(W) through (Y) of the Merger Agreement, and Parent and Merger Sub shall have the same rights with respect to such Artistic Brands Proposal as they have with respect to a Superior Proposal pursuant to Section 5.3(e)(W) through (Y) of the Merger Agreement, including without limitation obligations and rights relating to notice and information with respect to the Superior Proposal and negotiations relating to it and Parent’s right to revise the Merger Agreement, the Financing Letter, the Related Person Investment Commitment, the Letter Amendment and the Licensor Warrant Amendment with respect to a Superior Proposal.

4. Within five (5) business days of the Effective Time, Licensor, or its designees, shall be issued 300,000 shares of Parent Common Stock, which shares shall be afforded the same registration rights as contemplated under that certain Amendment to Warrant Certificates of even date herewith by and among the Company and certain holders of Warrants as if such provisions were set forth herein, conditioned upon receipt by Parent of a representation letter in the form attached hereto as Exhibit A duly executed by Licensor, or its designees, as the case may be, or an authorized signatory of Licensor or its designees. The parties acknowledge and agree that the issuance of such 300,000 shares shall be in consideration for the transactions contemplated by this letter and not with respect to the amendment or modification of the Licensor Warrants. If, after the date of this agreement and at or prior to the issuance of such 300,000 shares, the outstanding shares of Parent Common Stock are changed into a different number of shares or type of securities by reason of any reclassification, recapitalization, split-up, stock split, subdivision, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon or rights issued in respect thereof with a record date within such period, or any similar event occurs (any such action, an “Adjustment Event”), the 300,000 shares to be issued hereunder shall be adjusted accordingly to provide to Licensor, or its designee, the same economic effect as contemplated by this agreement prior to such Adjustment Event. Each of Parent and the Company covenants and agrees not to treat the issuance of the shares of Parent Common Stock to be issued hereunder to Licensor or its designees in any manner that would preclude Licensor or its designees from treating the receipt of such shares as generating capital gain for federal or state tax purposes, and both Parent and Company further covenant and agree not to claim any deduction in connection with the issuance of such shares that would be inconsistent with the treatment of the receipt of such shares as generating capital gain to the Licensor or its designees.

5. The Company acknowledges and agrees that the Carter License and Sublicense will be entered into as of the Effective Time.

6. This agreement shall be construed in accordance with and governed by the internal laws (without regard to the conflict of laws provisions) of the State of New York.

7. The parties agree that irreparable damage would occur in the event that any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this agreement and to enforce specifically the terms and provisions of this agreement in the United States District Court for the Eastern District of New

York or in New York Supreme Court sitting in Suffolk County, New York, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

8. This agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

[Remainder of Page Intentionally Left Blank.]

The Company, Rene Garcia and Licensor agree to the foregoing by signing a counterpart of this agreement where indicated below.

Sincerely,

Perfumania Holdings, Inc.

By:	/s/ Michael W. Katz
Name:	Michael W. Katz
Title:	President and Chief Executive Officer

AGREED AND ACCEPTED:

Parlux Fragrances, Inc.

By:	/s/ Frederick E. Purches
Name:	Frederick E. Purches
Title:	Chairman and CEO

Artistic Brands Development, LLC

By:	/s/ Rene Garcia
Name:	Rene Garcia
Title:	Manager

/s/ Rene Garcia
Rene Garcia, individually

EXHIBIT A

FORM OF REPRESENTATION LETTER

Date:

Perfumania Holdings, Inc.

35 Sawgrass Drive, Suite 2

Bellport, NY 11713

Attn: Donna Dellomo

Edwards Wildman Palmer LLP

111 Huntington Avenue

Boston, MA 02199

Attn: Matthew C. Dallett

The undersigned (the “Holder”) is entitled to receive shares of the common stock, $0.01 par value, of Perfumania Holdings, Inc. (the “Licensor Shares”) pursuant to the Letter Agreement, dated December     , 2011, by and among Perfumania Holdings, Inc., Parlux Fragrances, Inc., Artistic Brands Development, LLC and Rene Garcia (the “Letter Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Letter Agreement.

In connection with this request, the Holder hereby represents and warrants to Parent and its counsel and transfer agent as follows:

1. Holder is acquiring the Licensor Shares as principal for his, her or its own account and not with a view to or any present intention of distributing such Licensor Shares or any part thereof in violation of the Securities Act and has no direct or indirect arrangement or understandings with any other persons regarding the distribution of such Licensor Shares in violation of the Securities Act.

2. Holder is an accredited investor, as defined in Rule 501(a) under the Securities Act, because Holder meets the element of the definition of “accredited investor” that Holder has indicated in the attached Schedule I.

3. Holder agrees that its Licensor Shares may only be disposed of in compliance with state and federal securities laws and the terms of the following legend, which shall be imprinted on the certificate(s) representing the Licensor Shares:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE

COMPANY THAT SUCH REGISTRATION STATEMENT IS NOT REQUIRED UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

Very truly yours,

(Signature of Holder)
Please print or type name and address of Holder:

Acknowledged and Accepted

PERFUMANIA HOLDINGS, INC.

Name:
Title:

SCHEDULE I

CONFIRMATION OF STATUS AS ACCREDITED INVESTOR

The Holder hereby represents that he, she or it is:

☐	An organization described in section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase (exclusive of the equity in his or her primary residence) exceeds $1,000,000;

☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

☐	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

☐	An entity in which all of the equity owners are “accredited investors.”

EXHIBIT B

Letter Agreement

(Filed separately as Exhibit 10.14 to the Registration Statement on Form S-4 (File No. 333-179124) filed by Perfumania Holdings, Inc. on February 23, 2012.)

EXHIBIT C

Sublicense

(Filed separately as Exhibit B to Exhibit 10.14 to the Registration Statement on Form S-4 (File No. 333-179124) filed by Perfumania Holdings, Inc. on February 23, 2012.)

EXHIBIT D

License Agreement

(Filed separately as Exhibit A to Exhibit 10.14 to the Registration Statement on Form S-4 (File No. 333-179124) filed by Perfumania Holdings, Inc. on February 23, 2012.)